UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2016

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2016, the Board of Directors (the “Board”) of CenturyLink, Inc. (“CenturyLink” or “we,” “us” or “our”) approved amendments to our bylaws, effective immediately, primarily to harmonize them to Louisiana’s new business corporation statute, the Louisiana Business Corporation Act (the “BCA”), which replaced Louisiana’s predecessor statute effective January 1, 2015. The BCA is based on the Revised Model Business Corporation Act used by over 30 other states. Although the BCA for the most part is largely similar to the predecessor statute, it did impact several matters regulated by our bylaws, including certain indemnification, quorum, meeting and voting provisions.

The bylaw amendments adopted by the Board on February 24, 2016 (collectively, the “Bylaw Amendments”) update, replace, or delete obsolete or outmoded provisions and otherwise modernize and clarify our bylaws. Unless otherwise noted, all references herein to articles or sections are to articles or sections of our amended and restated bylaws. The Bylaw Amendments, among other things:

•	updated provisions relating to Board powers and voting (Article II, Sections 1 and 8) to conform to the BCA;

•	amended our indemnification bylaw to conform to the terms of the Indemnification Agreement described below under Item 8.01 (Article II, Sections 10.1, 10.2, 10.3, 10.4 and 10.5);

•	recast the general shareholder voting standard to match the BCA’s mandated standard, which states that any matter brought to the shareholders for their consideration (other than the election of directors or any other matter for which our articles of incorporation mandate a greater number of votes) will be approved if the votes cast favoring the action exceed the votes cast opposing the action (Article IV, Section 8.1);

•	added language designed to ensure that certain specified corporate acts are undertaken in conformity with the BCA, including setting record dates (Article VI, Section 1), determining quorums (Article II, Section 5 and Article IV, Section 6.1), providing access to shareholder lists (Article IV, Section 12), appointing inspectors of election (Article IV, Section 13.3) and counting votes (Article IV, Section 7); and

•	added a few miscellaneous provisions designed to modernize the bylaws, including (i) providing for electronic notice of director meetings (Article II, Section 2); (ii) providing for the use of electronically transmitted proxies (Article IV, Section 9.2) and (iii) updating the list of our key officers to include a Chief Technology Officer (Article I, Section 1.1).

The Bylaw Amendments also replaced references to the predecessor statute with corrected references to the BCA and removed references to statutory provisions that have been rescinded.

The foregoing summary of the Bylaw Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s amended and restated bylaws, as amended through February 24, 2016, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the enactment of the BCA, on February 24, 2016, our Board approved a new form of indemnification agreement (the “Indemnification Agreement”), to be entered into between us and our directors and officers. The Indemnification Agreement supersedes and replaces the indemnification agreements previously entered into with such individuals.

The Indemnification Agreement, which is substantially similar to the form of indemnification agreement previously entered into with our directors and officers, reflects the following amendments:

•	incorporates procedural mechanisms mandated by the BCA with respect to the advancement of expenses and the establishment of the “determining body” empowered under both the old and new law to determine the appropriateness of indemnification payments;

•	adds an additional basis for a director or officer to receive indemnification payments, which will only become operative if and when we amend our articles of incorporation to take advantage of the broadened statutory basis for indemnity;

•	amends the definition of “change of control” to more closely conform to the definition currently used in our other corporate documentation; and

•	adds a new clause designed to provide directors and officers with the broadest indemnification rights available under either the prior indemnification agreement or the new Indemnification Agreement.

The foregoing description of the Indemnification Agreement is a summary only and is qualified in its entirety by the full text of the form of the Indemnification Agreement. The form of Indemnification Agreement to be entered into with our directors is filed as Exhibit 10.1 to this Current Report on Form 8-K and the form of Indemnification Agreement to be entered into with our officers is filed as Exhibit 10.2 to this Current Report on Form 8-K. Both of these exhibits are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: February 29, 2016

Exhibit Index

Exhibit No.	Description
3.1	Bylaws of CenturyLink, Inc., as amended through May 28, 2014 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on June 2, 2014)

3.2*	Bylaws of CenturyLink, Inc., as amended and restated through February 24, 2016

10.1*	Form of Indemnification Agreement between CenturyLink, Inc. and its directors

10.2*	Form of Indemnification Agreement between CenturyLink, Inc. and its officers

*	Filed herewith